Exhibit 99.1

Eclipsys Announces Fourth-Quarter and Year-End 2008 Results

ATLANTA--(BUSINESS WIRE)--February 24, 2009--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today announced results for the fourth quarter and year ended December 31, 2008.

Revenues

Revenues for the quarter ended December 31, 2008 were $126.8 million, compared to revenues of $124.4 million for the quarter ended December 31, 2007. Revenues for the year ended 2008 were $515.8 million, compared to $477.5 million for the year ended 2007.

GAAP Net Income

On a GAAP basis, net income for the fourth quarter of 2008 was $3.3 million, or $0.06 per diluted common share, compared to net income of $24.2 million, or $0.44 per diluted common share in the fourth quarter of 2007. GAAP net income for the year ended December 31, 2008 was $99.5 million, or $1.81 per diluted common share, compared to $41.1 million, or $0.76 per diluted common share in 2007.

Non-GAAP Net Income

Non-GAAP net income for the fourth quarter 2008 was $4.1 million, or $0.07 per diluted common share, compared to non-GAAP net income for the fourth quarter 2007 of $15.8 million, or $0.29 per diluted common share. Non-GAAP net income for the year ended December 31, 2008 was $41.7 million, or $0.76 per diluted common share, compared to $43.3 million, or $0.80 per diluted common share in 2007. A reconciliation of GAAP to non-GAAP results is included in the attached tables.

Non-GAAP net income excludes stock-based compensation expense, acquisition related amortization, and certain additional items that the company does not consider to be indicative of its underlying business performance. For fourth quarter and year-end 2007 non-GAAP net income, these additional items were costs associated with restructuring activities and the derivative litigation settled in 2008, a gain associated with the sale of a business and an income tax benefit from the partial reversal of the valuation allowance for Canadian net operating losses.

Non-GAAP net income for the fourth quarter 2008 excludes stock-based compensation, amortization of intangible assets associated the acquisitions of EPSi and MediNotes, and the release of the remaining portion of the company’s deferred tax valuation allowance. In addition, Non-GAAP net income for year-ended 2008 excludes costs associated with the corporate reorganization and relocation, the derivative litigation, the reorganization of the professional services organization, a charge resulting from a change in the company’s estimate for uncertainties in income taxes, a reduction in earnings resulting from nonrecurring adjustments from prior periods, a gain associated with the sale of a business and the release of the company’s U.S. deferred tax valuation allowance.

The following table summarizes selected financial data:

	In thousands, except per share data				In thousands, except per share data

	Three months ended December 31				Twelve months ended December 31
		(unaudited)				(unaudited)
	2008	2007	$ Change	% Change	2008	2007	$ Change	% Change
Revenues	$126,816	$124,404	$2,412	2%	$515,762	$477,533	$38,229	8%

GAAP Results:
Net income	$3,310	$24,182	($20,872)	-86%	$99,506	$41,141	$58,365	142%
Earnings per common share, diluted	$0.06	$0.44	($0.38)	-86%	$1.81	$0.76	$1.05	138%

Non-GAAP Results:
Net income*	$4,075	$15,751	($11,676)	-74%	$41,689	$43,300	($1,611)	-4%
Earnings per common share, diluted*	$0.07	$0.29	($0.22)	-76%	$0.76	$0.80	($0.04)	-5%

*A reconciliation of GAAP to non-GAAP results is included in the attached tables.

“While our fourth-quarter financial results fell short of our projections, we moved the business forward considerably in key areas in the past year,” said R. Andrew Eckert, Eclipsys president and chief executive officer. “We completed three acquisitions that help improve our competitive position and expand our market reach, executed successfully our first activation outside of North America at SingHealth, and advanced our core clinical solution to the number two position in KLAS rankings for Acute Care EMRs.”

Continued Eckert, “The combination of EPSi, Premise and Sunrise Clinical Analytics enables us to market a superior suite of performance management solutions that help hospitals optimize existing resources while also driving improved clinical outcomes and reporting. These are the type of solutions hospitals most need in today’s challenging economic climate.”

Other Notable Accomplishments in the Past Year

  Completed more than 200 successful solution activations, including Sunrise Clinical Manager implementations at Yale New Haven Health System, Cancer Treatment Centers of America, North Shore-Long Island Jewish Health System, University of Michigan Health System, and Robert Wood Johnson University Hospital.
  Signed renewal contracts with several of our largest clients.
  Grew Eclipsys India to more than 600 employees.
  Established an International management team, with representatives now in both the Middle East and Asia Pacific regions.
  Added three highly-accomplished new members to our Board of Directors.
  Implemented Total Quality Management programs that have already had a positive impact on several important functions and processes.

Today’s Conference Call

Eclipsys executives will discuss the final results for the fourth quarter and year ended December 31, 2008 on a teleconference scheduled for 4:30 p.m. Eastern time on February 24, 2009. Persons interested in participating in the teleconference should dial (888) 428-4474 approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

Replay

About two hours after its completion, an audio replay of the conference call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and performance management software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The financial results reported in this press release on a GAAP basis reflect accounting principles generally accepted in the United States (“GAAP”). In addition, the company has provided net income and earnings per share information on a non-GAAP basis for the three months and year ended December 31, 2008, as well as non-GAAP net income and earnings per share information for the three months and year ended December 31, 2007, which exclude non-cash stock-based compensation expenses, amortization expense associated with acquisitions, and certain items incurred that the company does not consider to be indicative of its underlying business performance, as listed on the attached GAAP to non-GAAP reconciliation tables. Because of the significance of the GAAP components excluded, these non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. For example, omitting the stock-based compensation expense facilitates review by the majority of the company’s analysts, who model the company’s earnings excluding stock-based compensation charges. Internally, management uses non-GAAP net income and earnings for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its underlying business performance derives from the fact that such episodic gains and/or charges make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures.

The company has provided reconciling tables attached to this release.

Caution Regarding Forward-Looking Statements

Certain statements in this news release or the investor call referenced herein, including those concerning the company’s fourth quarter and year-end 2008 financial results, operational initiatives, future performance expectations, and effects of economic conditions are forward-looking statements and actual results may differ materially from those projected or implied by the forward-looking statements due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Economic conditions are unstable and may cause hospitals and other healthcare providers to curtail HIT system spending. Eclipsys’ plans to adjust its cost structure and business practices in response to the challenging economic environment may not be effective, and it is difficult to predict what the company may be able to achieve. Eclipsys sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys Corporation
GAAP Income Statements (Unaudited)
(in thousands, except per share amounts)

	GAAP	GAAP			GAAP	GAAP
	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007	$ Change	% Change	Year-to-date December 31, 2008	Year-to-date December 31, 2007	$ Change	% Change

Revenues:
Systems and services	$122,622	$119,874	$2,748	2.3%	$495,643	$460,853	$34,790	7.5%
Hardware	4,194	4,530	(336)	-7.4%	20,119	16,680	3,439	20.6%
Total revenues	126,816	124,404	2,412	1.9%	515,762	477,533	38,229	8.0%

Cost and expenses:
Cost of systems and services	70,652	66,055	4,597	7.0%	280,694	263,557	17,137	6.5%
Cost of hardware	3,537	2,894	643	22.2%	16,945	12,230	4,715	38.6%
Sales and marketing	22,761	21,957	804	3.7%	85,911	76,172	9,739	12.8%
Research and development	14,333	14,344	(11)	-0.1%	61,435	56,480	4,955	8.8%
General and administrative	11,580	8,727	2,853	32.7%	38,457	32,677	5,780	17.7%
Depreciation and amortization	6,447	4,479	1,968	43.9%	22,098	17,924	4,174	23.3%
Restructuring	-	1,175	(1,175)	-100.0%	-	1,175	(1,175)	-100.0%
In-process research and development charge	-	-	-	* N/M	850	-	850	* N/M
Total costs and expenses	129,310	119,630	9,680	8.1%	506,390	460,215	46,175	10.0%

Income (loss) from operations	(2,494)	4,774	(7,268)	-152.2%	9,372	17,318	(7,946)	-45.9%
Gain/(loss) on sale of assets	170	12,761	(12,591)	* N/M	4,370	12,761	(8,391)	* N/M
Gain (loss) on ARS	(609)	-	(609)	* N/M	(609)	-	(609)	* N/M
Interest income, net	376	2,154	(1,778)	-82.5%	3,957	7,070	(3,113)	-44.0%
Income (loss) before income taxes	(2,557)	19,689	(22,246)	-113.0%	17,090	37,149	(20,059)	-54.0%
Provision for income taxes	(5,867)	(4,493)	(1,374)	* N/M	(82,416)	(3,992)	(78,424)	* N/M
Net income (loss)	$3,310	$24,182	$(20,872)	-86.3%	$99,506	$41,141	$58,365	141.9%
Net income (loss) per share:
Basic net income (loss) per common share	$0.06	$0.45	$(0.39)	-86.7%	$1.84	$0.78	$1.06	135.9%
Diluted net income (loss) per common share	$0.06	$0.44	$(0.38)	-86.4%	$1.81	$0.76	$1.05	138.2%
Weighted average common shares outstanding:
Basic	55,292	53,296	1,996	3.7%	54,089	52,737	1,352	2.6%
Diluted	55,735	54,621	1,114	2.0%	54,953	54,004	949	1.8%

* Not Meaningful

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash	$108,304	$22,510
Marketable securities	154	168,925
Accounts receivable, net of allowance for doubtful accounts of $4,912 and $4,240, respectively	121,811	99,260
Prepaid expenses	23,975	27,289
Deferred tax asset	2,643	4,668
Other current assets	5,712	1,759
Total current assets	262,599	324,411

Long-term investments	107,215	-
Property and equipment, net	53,996	45,657
Capitalized software development costs, net	37,718	38,206
Acquired technology, net	39,710	594
Intangible assets, net	10,258	1,376
Deferred tax asset	89,063	5,331
Goodwill	96,973	7,772
Other assets	11,343	13,374
Total assets	$708,875	$436,721

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$123,733	$105,115
Accounts payable	20,924	11,679
Accrued compensation costs	16,457	24,473
Other current liabilities	22,481	19,381
Total current liabilities	183,595	160,648

Deferred revenue	5,743	9,860
Deferred tax liability		4,300
Long term debt	105,000
Other long-term liabilities	16,540	3,899
Total liabilities	310,878	178,707

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 56,126,674 and 53,806,742, respectively	561	538
Additional paid-in capital	569,717	519,112
Accumulated deficit	(164,712)	(264,218)
Accumulated other comprehensive income	(7,569)	2,582
Total stockholders’ equity	397,997	258,014
Total liabilities and stockholders’ equity	$708,875	$436,721

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2008	2007	2008	2007

Operating activities:
Net income	$99,506	$41,141	$3,310	$24,182
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	41,376	35,603	11,558	8,213
Provision for bad debt	5,995	2,078	3,340	700
In-process research and development charge	850	-	-	-
Deferred income taxes	(93,031)	(5,285)	(14,843)	(5,614)

Stock compensation expense	17,282	11,267	4,189	3,006
Gain on sale of assets	(4,370)	(12,761)	(169)	(12,761)
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(20,881)	(5,695)	730	(687)
Prepaid expenses and other current assets	2,054	(4,559)	1,299	1,638
Inventory	-	1,031	-	182
Other assets	(329)	1,421	(40)	1,084
Deferred revenue	13,528	1,441	16,906	7,728
Accrued compensation	(10,562)	11,115	(5,533)	1,452
Accounts payable and other current liabilities	8,955	(9,071)	3,015	587
Long-term liabilities	12,480	2,470	8,509	1,394
Other reconciling items	548	28	(418)	12
Total adjustments	(26,105)	29,083	28,543	6,934
Net cash provided by operating activities	73,401	70,224	31,853	31,116
Investing activities:
Purchases of property and equipment	(25,092)	(16,596)	(4,660)	(3,531)
Purchase of marketable securities	(102,000)	(162,358)	-	(82,654)
Proceeds from sales of marketable securities	151,100	82,977	-	38,704
Proceeds from sale of assets	835	22,616	137	22,616
Proceeds from sale of debt and equity securities	2,541	-	-	-
Capitalized software development costs	(18,176)	(20,943)	(5,759)	(5,665)
Restricted Cash	1,964	(1,950)	1	19
Earnout out on disposition	3,578	-	-	-
Cash paid for acquisitions, net of cash acquired	(111,522)	(6,372)	(56,929)	(5,219)
Net cash used in investing activities	(96,772)	(102,626)	(67,210)	(35,730)
Financing activities:
Proceeds from stock options exercised	6,254	12,549	971	2,216
Proceeds from employee stock purchase plan	822	310	207	310
Cash paid for debt issuance costs	(1,440)	-	(10)	-
Repayment of secured financing	(95,000)	-	-	-
Proceeds from secured financing	200,000	-	54,000	-
Net cash provided by financing activities	110,636	12,859	55,168	2,526

Effect of exchange rates on cash and cash equivalents	(1,471)	789	(883)	86
Net increase (decrease) in cash and cash equivalents	85,794	(18,754)	18,928	(2,002)
Cash and cash equivalents — beginning of period	22,510	41,264	89,376	24,512
Cash and cash equivalents — end of period	$108,304	$22,510	$108,304	$22,510

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(in millions, except per share amounts)

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008

GAAP net income	$3,310	$99,506

Add back:
Stock-based compensation expense[1]	4,190	17,281
Acquisition amortization - EPSi[2]	1,121	4,637
Acquisition amortization - MediNotes[3]	1,043	1,043
Valuation allowance reversal[4]	(5,589)	(85,544)
Derivative Litigation[5]		1,353
Gain on sale of assets[6]		(3,227)
Headquarter relocation[7]		2,940
Tax provision[8]		1,540
Professional services reorganization[9]		1,378
Non-recurring prior year amounts[10]		782

Non-GAAP net income	$4,075	$41,689

GAAP diluted earnings per share	$0.06	$1.81

Add back:
Stock-based compensation expense[1]	0.08	0.31
Acquisition amortization - EPSi[2]	0.02	0.08
Acquisition amortization - MediNotes[3]	0.02	0.02
Valuation allowance reversal[4]	(0.10)	(1.56)
Derivative Litigation[5]		0.02
Gain on sale of assets[6]		(0.06)
Headquarter relocation[7]		0.05
Tax provision[8]		0.03
Professional services reorganization[9]		0.03
Non-recurring prior year amounts[10]		0.01

Non-GAAP diluted earnings per share	$0.07	$0.76

2008 GAAP to non-GAAP reconciliation footnotes

(1) Represents stock-based compensation expense.

(2) These amounts relate to a charge for a write off of in-process research and development and amortization of intangible assets associated with the February 2008 acquisition of EPSi.

(3) This amount is the amortization of intangible assets associated with the October 2008 acquisition of MediNotes.

(4) Income tax benefit associated with the reversal of our deferred tax valuation allowance. The third quarter 2008 valuation allowance release was based on annual 2008 projections. The fourth quarter actual results were lower than anticipated resulting in release of additional valuation allowance in the fourth quarter of 2008.

(5) These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and are related primarily to legal fees associated with the subsequent derivative litigation. These costs are net of insurance recoveries in the second quarter 2008.

(6) This gain resulted from the achievement of certain post-closing milestones associated with the December sale of the Clinical Practice Model Resource Center business.

(7) This cost was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

(8) FASB Interpretation 48 "Accounting for Uncertainty in Income Taxes" clarifies the criteria for recognizing income tax benefits. This charge was recorded as a result of the review of uncertain state tax positions.

(9) This expense reflects severance costs associated with the reorganization of our professional services organization.

(10) These amounts represent nonrecurring adjustments from prior years.

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(in millions, except per share amounts)

	Three Months Ended	Year Ended
	December 31, 2007	December 31, 2007

GAAP net income	$24,182	$41,141

Add back:
Stock-based compensation expense[1]	3,019	11,279
Restructuring and other related expense[2]	1,984	1,984
Stock option review[3]	735	3,065
Gain on sale of assets[4]	(9,022)	(9,022)
Partial reversal of tax valuation allowance[5]	(5,147)	(5,147)

Non-GAAP net income	$15,751	$43,300

GAAP diluted earnings per share	$0.44	$0.76

Add back:
Stock-based compensation expense[1]	0.06	0.21
Restructuring and other related expense[2]	0.04	0.04
Stock option review[3]	0.01	0.06
Gain on sale of assets[4]	(0.17)	(0.17)
Partial reversal of tax valuation allowance[5]	(0.09)	(0.10)

Non-GAAP diluted earnings per share	$0.29	$0.80

(1) Represents stock-based compensation expense.

(2) The charge includes restructuring expenses as well as other related non-recurring costs in connection with the move of the corporate headquarters from Boca Raton to Atlanta as well as costs incurred to exit the network business.

(3) This charge was incurred as a result of the voluntary stock option review completed in the second quarter of 2007 and relates to legal and accounting fees as well as subsequent derivative litigation expenses related to such review.

(4) This gain was incurred in conjunction with the sale of CPM Resource Center assets to Elsevier. For the purpose of this reconciliation, the gain on sale of assets of $12.8 million was reduced by related state tax impact of $0.3 million, and incremental employee incentive compensation expense of $3.5 million, incurred as a result of this transaction.

(5) This income tax benefit was recorded as a result of the partial reversal of the Canadian subsidiary tax valuation allowance on its net operating losses.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com
or
Dave Morgan, 404-847-5980
Interim Chief Financial Officer
investor.relations@eclipsys.com